UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INSYNERGY PRODUCTS, INC
 (Exact name of registrant as specified in its charter)

Nevada	27-1781753
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4705 lAUREL CANYON BLVD., SUITE 205 STUDIO CITY, CA	91607
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. 

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:333-179262 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001Par Value Per Share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, $0.001 par value per share, of Insynergy Products, Inc. (the “Registrant”) contained in the Registrant’s Form S-1 and subsequent amendments, effective June 8, 2012 by the United States Securities and Exchange Commission (File No. 333-173142) is incorporated by reference.

Item 2. Exhibits.

              Applicant incorporates by reference its S-1 Registration Statement (333-179262) declared effective by the US SEC on June 8, 2012, and by this reference incorporated herein.

EXHIBITS

3.0  Articles of Incorporation (1)

3.1 Amendedment to Articles to Change Name.(2)

3.2  Bylaws(1)

10.0  Commercial Lease Agreement by and between Insynergy Products Inc. (formerly Insynergy, Inc.)and Bershin Properties I, LLC (1)

10.1  Agreement re Telephone Call Center, by and between Insynergy Products Inc. (formerly Insynergy, Inc.) and Ignite Media Solutions (1)

10.2 Agreement re Fulfillment, by and between Insynergy Products Inc. (formerly Insynergy, Inc.) and Moulton Logistics (1)

10.3.  License Agreement for Meister Management, Inc. and Insynergy Products Inc. (formerly Insynergy, Inc.)(1)

10.4 License Agreement for  Fit, LLC (1)

10.5 Agreement re Merchant Services, by and between Insynergy Products Inc. (formerly Insynergy, Inc.) and Moneris Solutions (1)

10.6  Executive Compensation Agreement between Sanford (Sandy) Lang and Insynergy Products Inc.(formerly Insynergy, Inc.)(1)

10.7  Executive Compensation Agreement Between Martin (Marty) Goldrod and Insynergy Products Inc. (formerly Insynergy, Inc.)(1)

10.8  Engagement Letter, by and between Insynergy Products Inc.and NBN Enterprises to provideConsulting and the Services of the Law Firm of Don Davis & Associates.(1)

10.9  Agreement Modifying Fee Letter Agreement by and between Insynergy Products, Inc. and NBN Enterprises.(2)

11.0  Promissory Note dated February 3, 2010.(2)

11.1 Promissory Note dated April 5, 2011.(2)

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(1) Incorporated by reference to that certain Form S-1 Registration and Exhibits filed with the Securities And Exchange Commission on January 31, 2012.

(2) Incorporated by reference to that certain Form S-1/A Registration and Exhibits filed with the Securities And Exchange Commission on April 17, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Insynergy Products, Inc.

By: /s/ Martin Goldrod
       Martin Goldrod, Chief Operating Officer
Date: February 7, 2013